Exhibit 99.1

WOW! REPORTS SECOND QUARTER 2022 RESULTS

High-Speed Data Revenue from continuing operations of $102.6 million, up 4% compared to the second quarter of 2021

ENGLEWOOD, Colo. (August 5, 2022) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights (1)(2)

●	Total Revenue from continuing operations of $176.1 million, a decrease of $5.8 million or 3%, compared to the second quarter of 2021
●	HSD Revenue from continuing operations totaled $102.6 million, an increase of $3.9 million, or 4%, compared to the second quarter of 2021
●	Net Income from continuing operations was $4.0 million for the quarter ended June 30, 2022
●	Net Profit Margin was 2.3% compared to 4.3% for the second quarter of 2021
●	Pro Forma Adjusted EBITDA was a record $70.6 million, an increase of $6.3 million, or 10%, compared to the second quarter of 2021
●	Pro Forma Adjusted EBITDA Margin was a record 40.1% compared to 35.3% for the second quarter of 2021
●	Added 2,200 HSD RGUs
●	Announced the launch of 1.2 Gig speeds across entire footprint
●	Greenfield progress on track and construction has begun in Central Florida

"I am pleased with our second quarter results which reflect the strength of our broadband-first strategy and the progress we have made on our strategic initiatives as we delivered record Adjusted EBITDA and Adjusted EBITDA margin," said Teresa Elder, WOW!'s CEO. "We continue to meet our operational goals as we grow our high-speed data subscriber base, increase edge-out penetration and accelerate our Greenfield expansion."

"Our HSD revenue grew 4% from the same period last year and Pro Forma Adjusted EBITDA grew by nearly 10% from last year, to a record high $70.6 million and a record Pro Forma Adjusted EBITDA margin of 40.1%," said John Rego, WOW!'s CFO. "The combination of HSD revenue growth and the realization of strategic efficiencies has brought our Pro Forma Adjusted Margin very close to the levels attained prior to last year’s divestitures."

Revenue

Total Revenue from continuing operations was $176.1 million for the quarter ended June 30, 2022, down $5.8 million, or 3%, as compared to the corresponding period in 2021.

Total Subscription Revenue from continuing operations for the quarter ended June 30, 2022 was $163.2 million, down $5.4 million, or 3%, as compared to the corresponding period in 2021. The decrease is primarily driven by a shift in service offering mix as we continue to experience a reduction in Video and Telephony RGUs, partially offset by an increase in average revenue per unit (“ARPU”) as HSD customers continue to purchase higher speed tiers coupled with HSD and Video rate increases issued in the first quarter of 2022 and an increase in volume attributable exclusively to the addition of HSD subscribers.

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA margin and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	During the second half of 2021, the Company completed of the sale of five of its service areas. For presentation purposes, the financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Other Business Services Revenue from continuing operations totaled $5.4 million for the quarter ended June 30, 2022, down $0.3 million as compared to the corresponding period in 2021. The decrease is primarily due to a decrease in data center revenue.

Other Revenue from continuing operations totaled $7.5 million for the quarter ended June 30, 2022, down $0.1 million as compared to the corresponding period in 2021, primarily related to decreases in advertising and line assurance revenue partially offset by an increase in late fee revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $83.0 million for the quarter ended June 30, 2022, down $12.1 million, or 13%, compared to the corresponding period in 2021 primarily driven by decreases in direct operating expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods and lower bad debt expense, partially offset by decreases in capital eligible expenses. Selling, General, and Administrative expenses from continuing operations totaled $39.3 million for the quarter ended June 30, 2022, down $6.2 million, or 14%, compared to the corresponding period in 2021 primarily attributable to decreases in costs associated with digital transformation initiatives, marketing, and legal and professional services expenses, partially offset by an increase in stock compensation expense.

Net Income

Net Income for the quarter ended June 30, 2022 was $4.0 million as compared to $12.4 million for the quarter ended June 30, 2021. Net Profit Margin was 2.3% for the quarter ended June 30, 2022 as compared to 4.3% for the quarter ended June 30, 2021.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA for the quarter ended June 30, 2022 was $70.6 million, an increase of $6.3 million, compared to the corresponding period in 2021. Pro Forma Adjusted EBITDA margin was 40.1% for the quarter ended June 30, 2022 as compared to 35.3% for the quarter ended June 30, 2021.

Subscribers

WOW! reported Total Subscribers from continuing operations of 536,600 as of June 30, 2022, an increase of 6,100, or 1%, compared to June 30, 2021, up 1,900 compared to March 31, 2022. HSD RGUs totaled 517,200 as of June 30, 2022, an increase of 9,300 or 2%, compared to June 30, 2021, up 2,200 compared to March 31, 2022.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 78,900 homes passed and 19,700 Subscribers since inception.

The 2020 Edge-Out projects from continuing operations include 800 Subscribers, which represents 23.5% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 800 Subscribers, which represents 40.0% penetration on such nodes. The 2022 Edge-Out projects from continuing operations include 100 Subscribers, which represents 14.3% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $34.7 million for the quarter ended June 30, 2022, representing a $6.8 million decrease compared to the quarter ended June 30, 2021. The decrease is primarily related to a reduction network enhancement and customer premise equipment (“CPE”) expenditures partially offset by increases in line extensions as we focus on expanding our network.

Capital Expenditures from continuing operations for the quarter ended June 30, 2022 equates to 20% of Total Revenue from continuing operations for the quarter ended June 30, 2022.

Liquidity and Leverage

As of June 30, 2022, the total outstanding amount of long-term debt and finance lease obligations was $738.5 million, and cash and cash equivalents were $49.9 million. Total Net Leverage as of June 30, 2022, was 2.6X in line with the first quarter of 2022 on a LTM Pro Forma Adjusted EBITDA basis and undrawn revolver capacity totaled $245.6 million.

Third Quarter and Full Year 2022 Guidance

	Q3 2022	Full Year 2022
HSD Revenue	$102.0 - $106.0 million	$415.0 - $419.0 million
Total Revenue	$171.0 - $175.0 million	$704.0 - $708.0 million
Adjusted EBITDA	$66.0 - $69.0 million	$281.0 - $284.0 million

HSD net additions	1,000 - 3,000	12,000 - 15,000

Webcast

WOW! will host a webcast on Friday, August 5, 2022, at 8:00 a.m. ET to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Friday, August 5, 2022	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on August 5, 2022, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until August 19, 2022, at 11:59 p.m. ET, please dial (800) 770-2030 or (647) 362-9199 and use conference ID 4844814.

. WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2022	2021

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$49.9	$193.2
Accounts receivable—trade, net of allowance for doubtful accounts of $2.4 and $4.3, respectively	39.3	40.9
Accounts receivable—other, net	12.6	17.2
Prepaid expenses and other	40.7	30.7
Total current assets	142.5	282.0
Right-of-use lease assets—operating	16.2	17.2
Property, plant and equipment, net	711.6	722.3
Franchise operating rights	620.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.5	1.7
Other non-current assets	41.1	38.3
Total assets	$1,758.1	$1,906.7
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$42.0	$50.3
Accrued interest	0.8	0.8
Current portion of long-term lease liability—operating	4.9	5.1
Accrued liabilities and other	70.0	218.7
Current portion of long-term debt and finance lease obligations	18.3	17.9
Current portion of unearned service revenue	27.9	28.1
Total current liabilities	163.9	320.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	720.2	723.5
Long-term lease liability—operating	12.9	13.8
Deferred income taxes, net	253.7	257.6
Other non-current liabilities	21.0	20.1
Total liabilities	1,171.7	1,335.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 96,899,442 and 96,225,910 issued as of June 30, 2022 and December 31, 2021, respectively; 87,732,085 and 87,392,088 outstanding as of June 30, 2022 and December 31, 2021, respectively	1.0	1.0
Additional paid-in capital	360.4	348.5
Accumulated income	320.2	310.5
Treasury stock at cost, 9,167,357 and 8,833,822 shares as of June 30, 2022 and December 31, 2021, respectively	(95.2)	(89.2)
Total stockholders’ equity	586.4	570.8
Total liabilities and stockholders’ equity	$1,758.1	$1,906.7

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	June 30, 2022			June 30, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$102.6	$—	$102.6	$98.7	$57.7	$156.4
Video	47.7	—	47.7	55.3	36.4	91.7
Telephony	12.9	—	12.9	14.6	6.7	21.3
Total subscription services revenue	163.2	—	163.2	168.6	100.8	269.4
Other business services	5.4	—	5.4	5.7	0.4	6.1
Other	7.5	—	7.5	7.6	4.2	11.8
Total revenue	176.1	—	176.1	181.9	105.4	287.3

Costs and expenses:
Operating (excluding depreciation and amortization)	83.0	—	83.0	95.1	37.6	132.7
Selling, general and administrative	39.3	—	39.3	45.5	2.8	48.3
Depreciation and amortization	43.9	—	43.9	42.4	20.5	62.9
	166.2	—	166.2	183.0	60.9	243.9
Income (loss) from operations	9.9	—	9.9	(1.1)	44.5	43.4
Other income (expense):
Interest expense	(7.9)	—	(7.9)	(28.8)	0.4	(28.4)
Gain on sale of assets, net	—	—	—	—	0.2	0.2
Other income (loss), net	6.3	—	6.3	(0.1)	0.1	—
Income (loss) before provision for income taxes	8.3	—	8.3	(30.0)	45.2	15.2
Income tax (expense) benefit	(4.3)	—	(4.3)	7.5	(10.3)	(2.8)
Net income (loss)	$4.0	$—	$4.0	$(22.5)	$34.9	$12.4

Earnings (loss) per share
Basic	$0.05	$—	$0.05	$(0.27)	$0.42	$0.15
Diluted	$0.05	$—	$0.05	$(0.27)	$0.42	$0.15
Weighted-average common shares outstanding
Basic	84,148,917			82,828,227
Diluted	86,793,139			82,828,227

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED

(unaudited)

	Six months ended			Six months ended
	June 30, 2022			June 30, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$202.7	$—	$202.7	$195.3	$113.8	$309.1
Video	96.3	—	96.3	111.7	73.3	185.0
Telephony	26.2	—	26.2	29.6	13.5	43.1
Total subscription services revenue	325.2	—	325.2	336.6	200.6	537.2
Other business services	10.7	—	10.7	11.3	1.0	12.3
Other	14.8	—	14.8	15.5	8.6	24.1
Total revenue	350.7	—	350.7	363.4	210.2	573.6

Costs and expenses:
Operating (excluding depreciation and amortization)	170.3	—	170.3	193.5	77.2	270.7
Selling, general and administrative	77.6	—	77.6	88.0	5.5	93.5
Depreciation and amortization	87.9	—	87.9	83.7	41.0	124.7
	335.8	—	335.8	365.2	123.7	488.9
Income (loss) from operations	14.9	—	14.9	(1.8)	86.5	84.7
Other income (expense):
Interest expense	(15.3)	—	(15.3)	(60.2)	0.4	(59.8)
Gain on sale of assets, net	—	—	—	—	0.2	0.2
Other income (loss), net	14.2	—	14.2	0.5	0.1	0.6
Income (loss) before provision for income taxes	13.8	—	13.8	(61.5)	87.2	25.7
Income tax (expense) benefit	(4.1)	—	(4.1)	16.3	(20.0)	(3.7)
Net income (loss)	$9.7	$—	$9.7	$(45.2)	$67.2	$22.0

Earnings (loss) per share
Basic	$0.12	$—	$0.12	$(0.55)	$0.82	$0.27
Diluted	$0.11	$—	$0.11	$(0.55)	$0.82	$0.27
Weighted-average common shares outstanding
Basic	83,722,315			82,433,311
Diluted	86,642,849			82,433,311

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$9.7	$22.0
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	88.9	124.7
Deferred income taxes	(3.9)	2.3
Provision for doubtful accounts	0.7	5.3
Gain on sale of operating assets, net	(1.0)	—
Amortization of debt issuance costs and discount	0.8	2.4
Non-cash compensation	12.1	7.1
Other non-cash items	0.1	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(8.4)	(9.3)
Payables and accruals	(150.7)	2.6
Net cash (used in) provided by operating activities	$(51.7)	$156.9
Cash flows from investing activities:
Capital expenditures	$(76.8)	$(115.5)
Other investing activities	1.1	0.9
Net cash used in investing activities	$(75.7)	$(114.6)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$—	$31.0
Payments on long-term debt and finance lease obligations	(9.9)	(55.0)
Purchase of shares	(6.0)	(7.4)
Net cash used in financing activities	$(15.9)	$(31.4)
(Decrease) increase in cash and cash equivalents	(143.3)	10.9
Cash and cash equivalents, beginning of period	193.2	12.4
Cash and cash equivalents, end of period	$49.9	$23.3
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$14.4	$59.0
Cash paid during the periods for income taxes	$141.0	$1.7
Non-cash operating activities:
Operating lease additions	$1.5	$0.9
Non-cash financing activities:
Finance lease additions	$6.2	$3.3
Capital expenditure accounts payable and accruals	$22.3	$12.2

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last four consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Pro Forma Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Pro Forma Adjusted EBITDA takes into account the recent sales of five service areas as though such transactions had occurred prior to the periods presented.

Pro Forma Adjusted EBITDA margin is defined as Pro Forma Adjusted EBITDA divided by total revenue, expressed as a percentage. Adjusted EBITDA margin should not be considered as an alternative to Net Profit margin.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income and Adjusted EBITDA margin to Net Profit margin which are the most directly comparable corresponding GAAP financial measures.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021

	(in millions)
Net Income	$4.0	$12.4	$9.7	$22.0
Net profit margin	2.3%	4.3%	2.8%	3.8%

Plus: Depreciation and amortization	43.9	62.9	87.9	124.7
Interest expense	7.9	28.4	15.3	59.8
Gain on sale of assets, net	—	(0.2)	—	(0.2)
Non-recurring professional fees, M&A integration and restructuring expense	10.4	7.5	22.1	13.7
Non-cash stock compensation	6.4	4.0	12.1	7.1
Other income, net	(6.3)	—	(14.2)	(0.6)
Income tax expense	4.3	2.8	4.1	3.7
Adjusted EBITDA	$70.6	$117.8	$137.0	$230.2

Pro Forma Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	—	(53.5)	—	(104.3)
Pro Forma Adjusted EBITDA	$70.6	$64.3	$137.0	$125.9
Pro Forma Adjusted EBITDA margin	40.1%	35.3%	39.1%	34.6%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	June 30, 2022			June 30, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$14.6	$—	$14.6	$16.5	$9.2	$25.7
Scalable infrastructure	7.4	—	7.4	11.2	1.3	12.5
Line extensions	5.7	—	5.7	3.7	1.2	4.9
Support capital and other	7.0	—	7.0	10.1	3.0	13.1
Total	$34.7	$—	$34.7	$41.5	$14.7	$56.2
Capital expenditures included in total related to:
Edge-outs	$0.8	$—	$0.8	$1.0	$0.6	$1.6
Business services	$2.6	$—	$2.6	$3.6	$1.0	$4.6
Greenfields	$4.5	$—	$4.5	$—	$—	$—

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Six months ended			Six months ended
	June 30, 2022			June 30, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$33.6	$—	$33.6	$36.5	$19.8	$56.3
Scalable infrastructure	18.1	—	18.1	22.6	2.3	24.9
Line extensions	10.2	—	10.2	7.4	2.4	9.8
Support capital and other	14.9	—	14.9	19.0	5.5	24.5
Total	$76.8	$—	$76.8	$85.5	$30.0	$115.5
Capital expenditures included in total related to:
Edge-outs	$1.9	$—	$1.9	$1.8	$1.2	$3.0
Business services	$5.8	$—	$5.8	$7.5	$2.1	$9.6
Greenfields	$5.0	$—	$5.0	$—	$—	$—

The following table provides an unaudited summary of our continuing operations subscriber information:

	June 30,	September 30,	December 31,	March 31,	June 30,
	2021	2021	2021	2022	2022
Homes Passed	1,877,300	1,880,900	1,882,100	1,886,000	1,886,000
Total Subscribers	530,500	531,600	532,900	534,700	536,600
HSD RGUs	507,900	509,500	511,700	515,000	517,200
Video RGUs	169,300	158,600	150,600	142,000	135,500
Telephony RGUs	105,600	102,400	100,000	97,300	95,200
Total RGUs	782,800	770,500	762,300	754,300	747,900

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com